Exhibit 99.2

DIVIDEND CAPITAL TOTAL REALTY TRUST, INC.

Third Amended and Restated Share Redemption Program

As Adopted by Board of Directors, November 6, 2009

Definitions

Advisor – Shall mean Dividend Capital Total Advisors, LLC.

Company – Shall mean Dividend Capital Total Realty Trust, Inc. The Company may be referred to as “we” or “our” within the context of this document.

Operating Partnership – Shall mean Dividend Capital Total Realty Operating Partnership, LP.

Operating Partnership Agreement – Shall mean the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

OP Units – Shall mean limited partnership interests in the Operating Partnership.

Share Redemption Program

Unless shares of our common stock are listed on a national securities exchange or a secondary market in our common stock is otherwise established, stockholders who have purchased shares from us or received their shares through a non-cash transaction (other than a transaction in the secondary market after December 17, 2009), or through our distribution reinvestment plan and have held shares of our common stock for at least one year may present for redemption all or any portion of their shares of our common stock to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares of our common stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption. There is no fee in connection with a redemption of shares of our common stock. The share redemption program will be immediately terminated if our shares of common stock are listed on a national securities exchange or if a secondary market is otherwise established.

After a stockholder has held shares of our common stock for a minimum of one year, our share redemption program may provide a limited opportunity for the stockholder to have his shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price of the shares of our common stock being redeemed and the amount of the discount will vary based upon the length of time that the stockholder has held his shares of our common stock subject to redemption, as described in the following table, which has been posted on our website at www.dividendcapital.com:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

In the event that stockholders seek to redeem all of their shares of our common stock, shares of our common stock purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. If a stockholder has made more than one purchase of our common stock (other than through our distribution reinvestment plan), the one-year holding period will be calculated separately with respect to each such purchase. In addition, for purposes of the one-year holding period, holders of OP Units who exchange their OP Units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their OP Units. Neither the one-year holding period nor the Redemption Caps (as defined below) will apply in the event of the death of a stockholder. The board of directors reserves the right in its sole discretion at any time and from time to time to (a) waive the one-year holding period and either of the Redemption Caps in the event of the disability (as such term is defined in the Internal Revenue Code) of a stockholder, (b) reject any request for redemption for any reason, or (c) reduce the number of shares of our common stock allowed to be redeemed under the share redemption program. If our board of directors waives the one year holding period in the event of the disability of a stockholder, or if the redemption request is in connection with the death of a stockholder who has held their shares for less than one year, we will redeem such shares at the discounted amount listed in the above table for a stockholder who has held shares for one year. Furthermore, any shares redeemed in excess of the Quarterly Redemption Cap (as defined below) as a result of the death or disability of a stockholder will be included in calculating the following quarter’s redemption limitations. At any time we are engaged in an offering of shares of our common stock, the per share price for shares of our common stock redeemed under our redemption program will never be greater than the then-current offering price of our shares of our common stock sold in the primary offering.

We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any calendar quarter to the lesser of (i) one-quarter of five percent of the number of shares of common stock outstanding as of the date that is twelve-months prior to the end of the current quarter, and (ii) the aggregate number of shares sold pursuant to our distribution reinvestment plan in the immediately preceding quarter, which amount may be less than the Aggregate Redemption Cap (as defined below). The lesser of the preceding limitations is referred to herein as the “Quarterly Redemption Cap”. Our board of directors retains the right, but is not obligated to, redeem additional shares if, in its sole discretion, it determines that it is in our best interest to do so, provided that we will not redeem during any consecutive twelve month period more than five percent of the number of shares of common stock outstanding at the beginning of such twelve-month period (referred to herein as the “Aggregate Redemption Cap”, and together with the Quarterly Redemption Cap, the “Redemption Caps”), unless permitted to do so by applicable regulatory authorities. Although we presently intend to redeem shares pursuant to the above-referenced methodology, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan in any quarter are not sufficient to fund redemption requests, our board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock, up to the Aggregate Redemption Cap. Such sources of funds could include cash on hand, cash available from borrowings, cash from the sale of our shares pursuant to our distribution reinvestment plan in other quarters, and cash from liquidations of securities investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, debt repayment, purchases of real property, real estate related securities, debt related investments or redemptions of OP Units. Our board of directors has no obligation to use other sources of funds to redeem shares of our common stock under any circumstances. The board of directors may, but is not obligated to, increase the Aggregate Redemption Cap but may only do so in reliance on an applicable no-action letter issued by SEC staff that would allow such an increase. There can be no assurance that the board of directors will increase either of the Redemption Caps at any time, nor can there be assurance that the board of directors will be able to obtain, if necessary, a no-action letter from SEC staff. In any event, the number of shares of our common stock that we may redeem will be limited by the funds available from purchases pursuant to our distribution reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of securities or debt related investments as of the end of the applicable quarter.

The board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. Any amendment, suspension or termination of the share redemption program will not affect the rights of holders of OP Units to cause us to redeem their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both pursuant to the Operating Partnership Agreement. In addition, the board of directors may determine to modify the share redemption program to redeem shares at the then-current net asset value per share (provided that any offering will then also be conducted at net asset value per shares), as calculated in accordance with policies and procedures developed by our board of directors. If the board of directors decides to amend, suspend or terminate the share redemption program, we will provide stockholders with no less than 30 days prior written notice. Therefore, stockholders may not have the opportunity to make a redemption request prior to any potential suspension, amendment, or termination of our share redemption program.

We intend to redeem shares of our common stock quarterly under the program. All requests for redemption must be made in writing and received by us at least 15 days prior to the end of the applicable quarter. Stockholders may also withdraw their redemption request by submitting a request in writing that is received by us at any time up to three business days prior to the end of the applicable quarter.

In connection with our quarterly redemptions, our affiliated stockholders will defer their redemption requests until all redemption requests by unaffiliated stockholders have been met. However, we cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter or the total amount of shares requested for redemption exceed the Quarterly Redemption Cap, we plan to redeem the shares of our common stock on a pro rata basis. In addition, we will redeem shares of our common stock in full that are presented for redemption in connection with the death and, if approved by the board of directors in its sole discretion, disability, of a stockholder, regardless of whether we redeem all other shares on a pro rata basis. Moreover, such determinations regarding our share redemption program will not affect any determinations that may be made by the board of directors regarding requests by holders of OP Units for redemption of their OP Units pursuant to the Operating Partnership Agreement.

We will determine whether to approve redemption requests no later than 30 days following the end of the applicable quarter, which we refer to as the “Redemption Date.” No later than three business days following the Redemption Date, we will pay the redemption price in cash for shares approved for redemption and/or, as necessary, will notify each stockholder in writing if the stockholder’s redemption request was not honored in whole or in part. The redemption request of a stockholder that is not honored in whole or in part will be deemed automatically withdrawn for such shares for which redemption was not approved, and any such stockholder may resubmit a request in a subsequent quarter. We will not retain redemption requests that are not honored in any particular quarter. The redemption request for such shares of our common stock will be deemed void and will not affect the rights of the holder of such shares of our common stock, including the right to receive distributions thereon. If a pro rata redemption would result in a stockholder owning less than half of the minimum purchase amount required under state law, we would redeem all of such stockholder’s shares of our common stock. If a pro rata redemption would result in a stockholder owning less than the minimum amount required under state law but at least half of such amount, we would not redeem any shares of our common stock that would take the stockholder’s holdings below the minimum threshold.

Shares of our common stock redeemed by us under the share redemption program will return to the status of authorized but unissued shares of common stock. We will not resell such shares of common stock to the public unless they are first registered with the Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

The federal income tax treatment of stockholders whose shares of common stock are redeemed by us under the share redemption program will depend on whether our redemption is treated as a payment in exchange for the shares of common stock. A redemption normally will be treated as an exchange if the redemption results in a complete termination of the stockholder’s interest in our company, qualifies as “substantially disproportionate” with respect to the stockholder or is treated as “not essentially equivalent to a dividend” with respect to the stockholder.

In order for the redemption to be substantially disproportionate, the percentage of our voting shares of common stock considered owned by the stockholder immediately after the redemption must be less than 80 percent of the percentage of our voting shares of common stock considered owned by the stockholder immediately before the redemption. In order for the redemption to be treated as not essentially equivalent to a dividend with respect to the stockholder, the redemption must result in a “meaningful reduction” in the stockholder’s interest in our company. The Internal Revenue Service has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder’s proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction. In determining whether any of these tests have been met, shares of common stock considered to be owned by the stockholder by reason of applicable constructive ownership rules, as well as the shares of common stock actually owned by the stockholder, normally will be taken into account.

In general, if the redemption is treated as an exchange, the United States federal income tax treatment of the redemption under present law will be as described under “Federal Income Tax Considerations—Taxation Treatment of Taxable U.S. Stockholders—Certain Dispositions of Our Common Stock” in our prospectus included as part of the registration statement on Form S-3 filed with the SEC on October 22, 2009 in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders—Dispositions of Our Common Stock” in our prospectus in the case of a Non-U.S. stockholder (as defined therein) whose income derived from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder’s conduct of a trade or business in the United States. If the redemption does not qualify as an exchange of shares of common stock, the United States federal income tax treatment of the redemption under present law generally will be as described under “Federal Income Tax Considerations—Taxation Treatment of Taxable U.S. Stockholders—Distributions Generally” in our prospectus in the case of a taxable U.S. stockholder and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders—Ordinary Dividends” in our prospectus in the case of a Non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder’s conduct of a trade or business in the United States. However, the tax consequences to each stockholder of participating in our share redemption program will vary depending upon the stockholder’s particular circumstances, and each stockholder is urged to consult his own tax advisor regarding the specific tax consequences to him of participation in our share redemption program.